EXHIBIT 99.1

11755 Wilshire Blvd., 20th Floor Los Angeles, CA 90025

News Release

ABRAXIS BIOSCIENCE REPORTS 2009 FIRST QUARTER

FINANCIAL RESULTS

Company Highlights:

•	ABRAXANE® Revenue of $71 Million for the First Quarter Since Re-acquiring Exclusive U.S. Marketing Rights

•	Company Reports Net Loss for Common Shareholders of $23 Million, or $0.57 Per Share, or Adjusted Net Loss for Common Shareholders of $6 Million, or $0.14 Per Share

•	ABRAXANE Data to be Presented at ASCO 2009 Includes Biomarker SPARC Correlative Data and Results of Combination Therapy Trials

LOS ANGELES, Calif. — May 7, 2009 — Abraxis BioScience, Inc. (NASDAQ: ABII), a fully integrated biotechnology company, today reported unaudited financial results for the first quarter ended March 31, 2009.

As of January 2, 2009, the company re-acquired the exclusive rights to market ABRAXANE® (paclitaxel protein-bound particles for injectable suspension) (albumin-bound) in the U.S. As a result, beginning in 2009, the company no longer recognizes deferred revenue related to the original co-promotion agreement.

Net revenue for the first quarter of 2009 was $72.6 million compared with $82.1 million for the first quarter of 2008. Net revenue for the first quarter of 2009 included $0.8 million of recognized deferred revenue compared with $10.2 million for the same period last year. Revenue from sales of ABRAXANE for the first quarter of 2009 was $70.6 million compared with $79.9 million for the same period in 2008, which included recognition of deferred revenue of $9.1 million. Excluding the recognition of deferred revenue, total ABRAXANE revenue for the first quarter of 2009 was $70.6 million compared with $70.8 million for the comparable period in 2008.

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Abraxis BioScience, Inc.

2009 First Quarter Financial Results

Gross profit for the first quarter of 2009 was $63.5 million, or 87 percent of net revenue, compared with $73.5 million, or 90 percent of net revenue, for the first quarter of 2008. Excluding the recognition of deferred revenue, gross profit as a percentage of net revenue for the first quarter of 2009 was 87 percent versus 88 percent for the same period in 2008.

“Our revenue results for the quarter are derived solely by Abraxis BioScience’s sales and marketing team since re-acquiring the exclusive U.S. rights to market ABRAXANE at the beginning of the year,” said Lonnie Moulder, recently appointed President and Chief Executive Officer. “Since January, we have increased the size of our U.S. field force to 95 sales professionals and look forward to their impact in the market place.”

Mr. Moulder continued: “Ten preclinical studies were presented at the recent AACR meeting, some of which further elucidated how our novel nab technology may exploit the role of SPARC in tumor biology. We believe the body of data to be presented at ASCO in June will further advance this knowledge.”

Research and development expense for the first quarter of 2009 was $35.0 million compared with $20.8 million for the same period in 2008. The increase primarily related to increased spending in clinical studies and investment in R&D projects.

Selling, general and administrative (SG&A) expenses for the first quarter of 2009 were $42.5 million versus $45.3 million for the same period in 2008. SG&A expenses decreased primarily due to the elimination of commission payments under the co-promotion agreement, partially offset by international launch costs for ABRAXANE, increased spending for information systems infrastructure and an increase in sales and marketing costs.

Adjusted net loss for common shareholders was $5.6 million, or $0.14 per share, compared to adjusted net income for common shareholders of $10.4 million, or $0.26 per share, for the first quarter of the prior year. Adjusted net (loss) income for common shareholders for the first quarters of 2009 and 2008 excludes amortization of acquired intangible assets, realized loss on marketable securities and non-cash stock-based compensation expense. On a GAAP basis, net loss for common shareholders was $22.9 million, or $0.57 per share, compared to net income for common shareholders of $4.3 million, or $0.11 per share, for the first quarter of 2008.

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Abraxis BioScience, Inc.

2009 First Quarter Financial Results

(Reconciliation tables are provided below)

ABRAXANE Market Data Highlights

According to recent IntrinsiQ data for March 2009, in all lines of metastatic breast cancer (MBC), ABRAXANE use represented 34.8 percent of the taxane market. On a rolling 12-month basis, ABRAXANE taxane share of total MBC increased to 32 percent from 29.1 percent since March 2008.

ABRAXANE continues to be the taxane market leader in the second line + setting of the MBC market with a 42.6 percent market share in March 2009. In the third line + setting of the MBC market, ABRAXANE had a 46.4 percent share of the taxane market.

Recent Company Highlights

•	In the first quarter of 2009, Abraxis completed the re-acquisition of the exclusive rights to market ABRAXANE in the United States.

•

The company launched ABRAXANE in the U.K. in late 2008 and in Germany in early 2009. In the EU, ABRAXANE is indicated for the treatment of metastatic breast cancer in patients who have failed first-line treatment for metastatic disease and for whom standard, anthracycline-containing therapy is not indicated.

•

The board of directors of Abraxis BioScience authorized a program to repurchase up to $100 million of the company’s common stock. Share repurchases, if any, will be funded by internal cash resources and will be made through open market purchases.

•

In April, Abraxis acquired a 15 acre site with an approximately 180,000 square foot three-story building, including approximately 70,000 square feet of state-of-the-art laboratory space, located in Costa Mesa, California.

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At the recent American Association for Cancer Research (AACR) Annual Meeting in Denver, one oral and nine poster presentations were made on preclinical studies of ABRAXANE and the company’s development pipeline. Of note, one study examined the relationship between the tumor biomarker SPARC, and tumor blood vessel growth and metastasis, also referred to as angiogenesis.

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Abraxis BioScience, Inc.

2009 First Quarter Financial Results

Additional data presented at the meeting included combination studies of the pipeline drugs ABI-009 (nab-rapamycin) and the vascular disruptive agent ABI-011 (nab-5404). ABI-009 is an inhibitor of the mTOR pathway, which is critical to cell proliferation and tumor growth. ABI-011 is an investigational agent designed to directly disrupt tumor vasculature to compromise tumor growth and progression.

Conference Call Information

On Thursday, May 7, 2009, the company will host a conference call with interested parties beginning at 8:30 a.m. PDT/11:30 a.m. EDT to review its results of operations for the first quarter of 2009. The conference call may be heard by interested parties through a live audio Internet broadcast at www.abraxisbio.com and www.thomsonone.com. For those unable to listen to the live broadcast, a playback of the webcast will be available at both websites for approximately six months beginning shortly after the conclusion of the call.

Non-GAAP Financial Measures

The company believes that its presentation of non-GAAP financial measures, such as adjusted net (loss) income for common shareholders and adjusted net (loss) income for common shareholders per share, provide useful supplementary information to investors in understanding the underlying operating performance of the company and facilitates additional analysis by investors. The company also uses non-GAAP financial measures internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures presented by the company may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance calculated in accordance with GAAP. A reconciliation of GAAP net (loss) income for common shareholders to adjusted net (loss) income for common shareholders for the three months ended March 31, 2009 and 2008 is included with this news release.

About ABRAXANE®

ABRAXANE® is a solvent-free chemotherapy treatment option for metastatic breast cancer which was developed using Abraxis BioScience’s proprietary nab® technology platform. This protein-bound chemotherapy agent combines paclitaxel with albumin, a naturally-occurring human protein. By wrapping the albumin around the active drug, ABRAXANE can be administered to patients at higher doses, delivering higher concentrations of paclitaxel to the tumor site than solvent-based paxlitaxel. ABRAXANE is currently in various stages of investigation for the treatment of the following cancers: expanded applications for metastatic breast, non-small cell lung, malignant melanoma, pancreatic, gastric and head and neck.

The U.S. Food and Drug Administration approved ABRAXANE for Injectable Suspension (paclitaxel protein-bound particles for injectable suspension) (albumin-bound) in January 2005 for the treatment of breast cancer after failure of combination chemotherapy for metastatic disease or relapse within six months of adjuvant chemotherapy. Prior therapy should have included an anthracycline unless clinically contraindicated. For the full prescribing information for ABRAXANE please visit www.abraxane.com.

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Abraxis BioScience, Inc.

2009 First Quarter Financial Results

About Abraxis BioScience, Inc.

Abraxis BioScience is a fully integrated global biotechnology company dedicated to the discovery, development and delivery of next-generation therapeutics and core technologies that offer patients safer and more effective treatments for cancer and other critical illnesses. The company’s portfolio includes the world’s first and only protein-bound nanoparticle chemotherapeutic compound (ABRAXANE), which is based on the company’s proprietary tumor targeting technology known as the nab® platform. The first FDA approved product to use this nab platform, ABRAXANE, was launched in 2005 for the treatment of metastatic breast cancer and is now approved in 36 countries. The company continues to expand the nab platform through a robust clinical program and deep product pipeline. Abraxis trades on the NASDAQ Global Market under the symbol ABII. For more information about the company and its products, please visit www.abraxisbio.com.

FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include statements regarding our expectations, beliefs, hopes, goals, intentions, initiatives or strategies, including statements regarding the clinical development plan, and the timing and scope of clinical studies and trials, for ABRAXANE and the global commercialization of ABRAXANE. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the fact that results from pre-clinical studies may not be predictive of results to be obtained in other pre-clinical studies or future clinical trials; delays in commencement and completion of clinical studies or trials, including slower than anticipated patient enrollment and adverse events occurring during the clinical trials; decisions by regulatory authorities regarding whether and when to approve ABRAXANE or product candidates for various indications as well as their decisions regarding labeling and other matters that could affect the availability or commercial potential of ABRAXANE and other products and product candidates; unexpected safety, efficacy or manufacturing issues with respect to ABRAXANE or product candidates; the need for additional data or clinical studies for ABRAXANE or product candidates; regulatory developments (domestic or foreign) involving the company’s manufacturing facilities; the market adoption and demand of ABRAXANE and other products, the costs associated with the ongoing launch of ABRAXANE; research and development associated with the nab® technology platform; the impact of pharmaceutical industry regulation; the impact of competitive products and pricing; the availability and pricing of ingredients used in the manufacture of pharmaceutical products; the ability to successfully manufacture products in a time-sensitive and cost effective manner; the acceptance and demand of new pharmaceutical products; and the impact of patents and other proprietary rights held by competitors and other third parties. Additional relevant information concerning risks can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in other documents it has filed with the Securities and Exchange Commission.

The information contained in this press release is as of the date of this release. Abraxis assumes no obligations to update any forward-looking statements contained in this press release as the result of new information or future events or developments.

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Abraxis BioScience, Inc.

2009 First Quarter Financial Results

Contacts:

Investors and Media Inquiries:
Maili Bergman	Rob Whetstone
Director Investor Relations & Corporate Communications	PondelWilkinson Inc.
310.883.1300	310.279.5963
investorrelations@abraxisbio.com

Financial Tables Follow

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Abraxis BioScience, Inc.

Condensed Consolidated and Combined Statements of Operation

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2009	2008
Abraxane revenue	$70,618	$79,932
Other revenue	1,964	2,210

Net revenue	72,582	82,142
Cost of sales	9,127	8,607

Gross profit	63,455	73,535
Operating expenses:
Research and development	34,977	20,822
Selling, general and administrative	42,503	45,300
Amortization of acquired intangible assets	9,950	9,653
Equity (income) loss in Drug Source Co, LLC	(1,031)	248

Total operating expenses	86,399	76,023

Loss from operations	(22,944)	(2,488)
Interest income	1,146	6,535
Other (expense) income	(1,440)	287

(Loss) income before income taxes	(23,238)	4,334
Provision for income taxes	63	25

Net (loss) income	(23,301)	4,309
Net (loss) income for non-controlling interests	(380)	—

Net (loss) income for common shareholders	$(22,921)	$4,309

Basic and diluted net (loss) income per common share	$(0.57)	$0.11

Basic and diluted weighted average common shares:
Basic	40,081	39,997

Diluted	40,081	40,196

The composition of stock-based compensation included above is as follows:
Cost of sales	$103	$51
Research and development	1,192	1,190
Selling, general and administrative	3,119	1,753

Total stock-based compensation	$4,414	$2,994

Selected ratios as a percentage of net revenue:
Gross profit	87.4%	89.5%
Research and development	48.2%	25.3%
Selling, general and administrative	58.6%	55.1%

Abraxis BioScience, Inc.

GAAP Net (Loss) Income For Common Shareholders to Adjusted Net (Loss) Income Per Common Share Reconciliation

(Unaudited, in thousands, except per share amounts)

Adjusted net (loss) income for common shareholders and adjusted net (loss) income per common share are defined as net (loss) income for common shareholders and net (loss) income per common share, respectively, in each case excluding amortization of acquired intangible assets, realized loss on marketable securities and stock-based compensation expense. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors in understanding our underlying operating performance and facilitates additional analysis by investors. We also use non-GAAP financial measures internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures below may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance calculated in accordance with GAAP. Reconciliation of net (loss) income for common share

	Three Months Ended March 31,
	2009	2008(c)
Net (loss) income for common shareholders	$(22,921)	$4,309
Amortization of acquired intangible assets	9,950	4,672
Realized loss on marketable securities (a)	2,944	—
Stock-based compensation expense	4,414	1,449

Adjusted net (loss) income for common shareholders	$(5,613)	$10,431

Adjusted net (loss) income per common share (b)	$(0.14)	$0.26

Weighted average common diluted shares outstanding	40,081	40,196

Net (loss) income per common share	$(0.57)	$0.11
Amortization of acquired intangible assets	0.25	0.12
Realized loss on marketable securities (a)	0.07	—
Stock-based compensation expense	0.11	0.04

Adjusted net (loss) income per common share	$(0.14)	$0.26

Net (loss) income before income tax for common shareholders	$(22,858)	$4,334
Pretax amortization of acquired intangible assets	9,950	9,653
Realized loss on marketable securities (a)	2,944	—
Stock-based compensation expense	4,414	2,994

Adjusted (loss) income before income tax for common shareholders	$(5,550)	$16,981

(a)	Represents write-down of marketable securities whose decline in values were determined to be other than temporary.
(b)	Taxable adjustments to net loss were tax effected using an incremental tax rate of 38.58%.
(c)	In December 2008, we changed the presentation of adjusted net income (loss) for common shareholders and adjusted net income (loss) per common share. The amounts previously reported for adjusted net income (loss) for common shareholders for the three months ended March 31, 2008 has been reduced by $2.9 million for costs associated with the launch of our Phoenix, Arizona manufacturing facility. Additionally, we changed the method of calculating the tax effect of adjustments to net (loss) income for common shareholders.

Abraxis BioScience, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$302,798	$306,390
Cash collateral for reacquisition agreement	—	300,631
Accounts receivable, net of chargebacks	38,721	37,011
Related party receivable	2,114	1,915
Inventories	59,314	63,506
Prepaid expenses and other current assets	27,989	33,795
Deferred income taxes	64,882	65,585

Total current assets	495,818	808,833
Property, plant and equipment, net	181,367	166,720
Investment in Drug Source Company, LLC	11,214	10,183
Intangible assets, net of accumulated amortization	165,278	175,291
Goodwill	241,361	241,361
Other non-current assets	35,962	36,196

Total assets	$1,131,000	$1,438,584

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$25,269	$39,142
Accrued liabilities	49,342	53,020
Accrued litigation settlement	57,665	57,635
Reacquisition payable	—	268,000
Income taxes payable	796	679
Deferred revenue	3,597	4,209

Total current liabilities	136,669	422,685
Deferred income taxes, non-current	62,594	62,685
Long-term portion of deferred revenue	7,424	8,223
Other non-current liabilities	15,480	15,519

Total liabilities	222,167	509,112
Equity
Stockholders' equity
Common stock	40	40
Additional paid-in capital	1,205,685	1,203,092
Accumulated deficit	(295,610)	(272,689)
Accumulated other comprehensive loss	(902)	(971)

Total stockholders' equity	909,213	929,472
Non controlling interest	(380)	—

Total equity	908,833	929,472

Total liabilities and equity	$1,131,000	$1,438,584